Exhibit 99.1

CITI TRENDS ANNOUNCES THIRD QUARTER 2009 RESULTS

Third quarter net income of $606,000 compared with net loss of $687,000 in prior year quarter

Third quarter sales increased 21.4%; comparable store sales increased 6.3%

SAVANNAH, GA (November 23, 2009) — Citi Trends, Inc. (NASDAQ: CTRN) today reported results for the third quarter of fiscal 2009.

Financial Highlights — Third quarter ended October 31, 2009

Total sales in the third quarter ended October 31, 2009 increased 21.4% to $127.4 million compared with $104.9 million in the third quarter ended November 1, 2008.  Comparable store sales increased 6.3% in the third quarter.  Net income was $606,000 in this year’s third quarter compared with a net loss of $687,000 in the third quarter of 2008.  Earnings per diluted share were $0.04 in the third quarter of 2009 compared with a loss per diluted share of $(0.05) in the third quarter of 2008.

Sales and earnings in this year’s third quarter benefited from a strong back-to-school season and a favorable comparison to last year’s third quarter which was impacted by less discretionary spending by consumers on apparel due to abnormally high gasoline and food prices.

Store activity in the third quarter of 2009 included twenty-two new openings and five expansions, resulting in a total store count of 392 at the end of the quarter.

Financial Highlights — First three quarters ended October 31, 2009

Total sales in the first three quarters of fiscal 2009 increased 11.8% to $382.1 million compared with $341.6 million in the same period of fiscal 2008.  Comparable store sales increased 0.4% in the first three quarters of this year.  Net income increased 15.5% to $8.5 million compared with $7.3 million in last year’s first three quarters.  Earnings per diluted share increased 13.7% to $0.58 in the first three quarters of 2009 compared with $0.51 in the same period of 2008.

Fiscal 2009 Outlook

The Company estimates that 2009 earnings will be in a range of $1.30 to $1.35 per diluted share.  This guidance is based upon an anticipated comparable store sales increase of 1% to 3% in the fourth quarter, an increase of approximately 15% in selling square footage for the year, and an effective tax rate for 2009 of approximately 34%.

The Company reminds investors of the complexity of accurately assessing future results given the difficulty in predicting fashion trends, consumer preferences and general economic conditions and the impact of other business variables.  See “Forward-Looking Statements” below for more information regarding these uncertainties.

Investor Conference Call and Webcast

Citi Trends will host a conference call today at 5:00 p.m. ET.  The number to call for the live interactive teleconference is (212) 231-2907.  A replay of the conference call will be available

104 Coleman Blvd., Savannah, Ga 31408 • (912) 236-1561 • Fax (912) 443-3674

until November 30, 2009, by dialing (402) 977-9140 and entering the passcode, 21440721.  The live broadcast of Citi Trends’ quarterly conference call will be available online at the Company’s website, www.cititrends.com, as well as http://ir.cititrends.com/events.cfm, beginning today at 5:00 p.m. ET.  The online replay will follow shortly after the call and continue through November 30, 2009.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends.  The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About Citi Trends

Citi Trends, Inc. is a value-priced retailer of urban fashion apparel and accessories for the entire family.  After opening 11 stores thus far in November 2009, the Company currently operates 403 stores located in 24 states in the Southeast, Mid-Atlantic and Midwest regions and the states of Texas and California.  Citi Trends’ website address is www.cititrends.com.  CTRN-E

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding our future financial results and position, business policy and plans and objectives of management for future operations, are forward-looking statements that are subject to material risks and uncertainties.  The words “believe,” “may,” “could,” “plans,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to Citi Trends, are intended to identify forward-looking statements.  Statements with respect to earnings guidance are forward-looking statements.  Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s quarterly financial and accounting procedures, are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified.  Actual results or developments may differ materially from those included in the forward-looking statements, as a result of various factors which are discussed in Citi Trends, Inc. filings with the Securities and Exchange Commission.  These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, growth risks, consumer spending patterns, competition within the industry, competition in our markets and the ability to anticipate and respond to fashion trends.  Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, Citi Trends does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:	Bruce Smith	David Alexander
	Chief Financial Officer	President and Chief Executive Officer
	(912) 443-2075	(912) 443-3924

CITI TRENDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	October 31, 2009	November 1, 2008
	(unaudited)	(unaudited)
Net sales	$127,356	$104,948
Cost of sales	79,720	66,208
Gross profit	47,636	38,740
Selling, general and administrative expenses	41,989	36,482
Depreciation and amortization	4,851	4,134
Income (loss) from operations	796	(1,876)
Interest income	85	790
Interest expense	(17)	(94)
Unrealized gain on investment securities	57	—
Income (loss) before income tax expense (benefit)	921	(1,180)
Income tax expense (benefit)	315	(493)
Net income (loss)	$606	$(687)

Basic net income (loss) per common share	$0.04	$(0.05)
Diluted net income (loss) per common share	$0.04	$(0.05)

Net income (loss) attributable to common shares (1):
Basic	$593	$(687)
Diluted	$593	$(687)

Weighted average shares used to compute basic net income (loss) per share	14,370	14,141
Weighted average shares used to compute diluted net income (loss) per share	14,409	14,141

CITI TRENDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Thirty-Nine Weeks Ended	Thirty-Nine Weeks Ended
	October 31, 2009	November 1, 2008
	(unaudited)	(unaudited)
Net sales	$382,058	$341,599
Cost of sales	234,640	211,172
Gross profit	147,418	130,427
Selling, general and administrative expenses	121,116	109,600
Depreciation and amortization	13,679	11,915
Income from operations	12,623	8,912
Interest income	329	2,215
Interest expense	(86)	(256)
Income before income tax expense	12,866	10,871
Income tax expense	4,400	3,544
Net income	$8,466	$7,327

Basic net income per common share	$0.58	$0.51
Diluted net income per common share	$0.58	$0.51

Net income attributable to common shares (1):
Basic	$8,289	$7,239
Diluted	$8,289	$7,240

Weighted average shares used to compute basic net income per share	14,351	14,095
Weighted average shares used to compute diluted net income per share	14,383	14,262

(1) Net of income allocated to nonvested restricted stockholders

CITI TRENDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands)

	October 31, 2009	November 1, 2008
	(unaudited)	(unaudited)
Assets:
Cash and cash equivalents	$32,487	$12,415
Short-term investment securities	42,225	—
Inventory	105,314	89,822
Other current assets	16,420	12,690
Property and equipment, net	62,422	58,659
Long-term investment securities	—	41,785
Other noncurrent assets	4,282	7,154
Total assets	$263,150	$222,525

Liabilities and Stockholders’ Equity:
Accounts payable	$60,762	$46,366
Accrued liabilities	20,263	17,516
Other current liabilities	3,504	4,281
Noncurrent liabilities	9,719	7,673
Total liabilities	94,248	75,836

Total stockholders’ equity	168,902	146,689
Total liabilities and stockholders’ equity	$263,150	$222,525